SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                             Registration Statement
                                    Under the
                             Securities Act of 1933

                       SportsNuts.com International, Inc.
                      ------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                              Delaware 87-0561426
                             ---------------------
                (State or Other Jurisdiction of (I.R.S. Employer
               Incorporation or Organization) Identification No.)

          10421 South 400 West, Suite 550, Salt Lake City Utah 85095
          -----------------------------------------------------------
               Address of Principal Executive Offices) (Zip Code)


           SportsNuts.com International, Inc. 1999 Stock Option Plan
           ----------------------------------------------------------
                            (Full Title of the Plan)

 Kenneth I. Denos, 10421 South 400 West, Suite 550, Salt Lake City, Utah 84095
 ------------------------------------------------------------------------------
                    (Name and Address of Agent For Service)

                                 801) 816-2500
          Telephone Number, Including Area Code, of Agent For Service)

                        CALCULATION OF REGISTRATION FEE


                                                        Proposed                Proposed
       Title of                                          Maximum                 Maximum
      Securities                 Amount                 Offering                Aggregate               Amount of
         to be                    to be                   Price                 Offering               Registration
      Registered              Registered(1)           Per Share(2)              Price(3)                  Fee(4)

-----------------------  ----------------------- ----------------------- -----------------------  ----------------------
     Common Stock            584,000 shares               $0.97                 $566,480                 $149.55
------------------------------------------------------------------------------------------------------------------------


(1) Represents the aggregate number of shares of Common Stock, par value $0.002 per share, issuable upon the exercise of vested stock options granted under the Company's 1999 Stock Option Plan, as amended (the "Plan"). This Registration Statement also covers such additional securities as may be become issuable to prevent dilution from stock splits, stock dividends, and similar events.

(2) The maximum offering price per share of the securities is calculated based on Rule 457(c). The maximum offering price per share is $0.97 based upon the average of the bid and asked price on November 13, 2000.

(3) The maximum aggregate offering price equals 584,000 shares multiplied by the offering price of $0.97, equaling $566,480.

(4) The amount of the Registration Fee equals $149.55. This amount is arrived at pursuant to the fee schedules set forth in Section 6 of the Securities Act of 1933.


                                      S8-1

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             Note: The document(s)  containing the information specified in this
Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement in Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.      Incorporation of Documents by Reference.

             The following documents are hereby incorporated by reference in the Registration Statement:

(a) the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1999, as filed with the SEC; and

(b) all other reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1999; and

    In addition to the above, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post- effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.

    Any statement contained herein or in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.               Description of Securities

    Not Applicable

                                      S8-2

Item 5.               Interests of Named Experts and Counsel

    Kenneth I. Denos serves as President and General Counsel to the Registrant and currently holds 9,185 shares of Common Stock of SportsNuts.com, Inc., a controlled subsidiary of the Registrant, and the following Common Stock purchase options:

           Number of Options (Vested/Unvested)               Exercise Price
           -----------------------------------               --------------
           200,000/450,000                                    $0.41

Item 6.               Indemnification of Directors and Officers.

Delaware General Corporate Law

    Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty except for:(i) any breach of the duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) declaration of unlawful dividends or unlawful stock repurchases or redemptions; (iv) any transaction from which the director derived an improper benefit; or (v) any act or omission occurring prior to the date any such provision eliminating or limiting such liability became effective.

    Section 145(a) of the DGCL provides that a corporation may indemnify an officer or director who is or is threatened to be made a party to a proceeding (other than an action by or in the right of the corporation) by reason of the fact that such officer or director is or was (i) serving as an officer, director, employee, or agent of the corporation, or (ii) served at the request of such corporation as an officer, director, employee, or agent of another corporation or other enterprise or entity. Such indemnification may only be made if the officer's or director's conduct was in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Section 145(c) of the DGCL provides that a corporation shall indemnify an officer or director for his reasonable expenses in connection with the defense of any proceeding if the officer or director has been successful, on the merits or otherwise. Section 145(e) provides that a corporation may advance expenses to an officer or director who is made a party to a criminal or civil proceeding before a final disposition is made, if the corporation receives an undertaking by or on behalf of such officer or director to repay any amounts advanced if it is determined that such officer or director was not entitled to indemnification. Section 145(j) provides that the indemnification provisions of Section 145 continue for a person who has ceased to be an officer or director, and inures to the benefit of the heirs, executors, and administrators of such person. Section 145(g) provides that a corporation may purchase and maintain insurance on behalf of officers or directors, among others, against liabilities imposed upon them by reason of actions in their capacities as such, and whether or not the corporation would have the power to indemnify them against such liability under
Section 145.


                                      S8-3

Certificate of Incorporation

    Article VII of the Certificate of Incorporation provides that the liability of directors to the Company or its stockholders is eliminated to the fullest extent permitted under the DGCL, as described in the preceding section.

Bylaws

    Article VI, Section 6.1(a) of the Bylaws provides that an officer or director who was or is made party to, or is threatened to be made a party to, or is involved in any proceeding by reason of the fact that he or she is or was an officer or director, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, or as its representative in another enterprise shall be indemnified and held harmless to the fullest extent permitted and subject to the standards of conduct, procedures, and other requirements under Delaware law. Article, VI, Section 6.1(a) further provides that the Company may purchase and maintain insurance on behalf of an officer or director against any liability arising out of their status as such, whether or not the corporation would have the power to indemnify such officer or director.

    Article VI, Section 6.1(b) of the Bylaws provides that the right of an officer or director to indemnification shall continue beyond termination as such an inures to the benefit of the heirs and personal representatives of such officer or director.

    Article VI, Section 6.1(d) of the Bylaws provides that the Company shall, from time to time, reimburse or advance to an officer or director the funds necessary for payment of expenses incurred in connection with defending any proceeding for which he or she is indemnified by the corporation, in advance of the final disposition of such proceeding, provided that, if then required by the DGCL, such advancements may only be paid upon the receipt by the corporation of an undertaking by or on behalf of such officer or director to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the officer or director is not entitled to be indemnified for such expenses.


Item 7.               Exemption from Registration Claimed

    Not Applicable

Item 8.               Exhibits.

    The following documents are filed as exhibits to this Form S-8.

       Exhibit Number          Description
       --------------          -----------
       5.1                     Opinion of Kenneth I. Denos regarding the
                               legality of the securities being registered
                               hereunder.

      24.1                     Consent of Kenneth I. Denos (contained in
                               Exhibit 5.1 above).

                                      S8-4

      24.2                     Consent of Independent Auditors, HJ & Associates,
                               L.L.C.

      99.1                    SportsNuts.com International, Inc. 1999 Stock
                              Option Plan.(1)

      99.2                    Form of Stock Option Grant.(2)

      99.3                    Form of Exercise Notice and Agreement.(3)

-------------------------
(1) Filed as an exhibit to the Registrant's quarterly report on Form 10-QSB, filed with the Commission on May 15, 1999.

(2) Filed as an exhibit to the Registrant's quarterly report on Form 10-QSB, filed with the Commission on May 15, 1999.

(3) Filed as an exhibit to the Registrant's quarterly report on Form 10-QSB, filed with the Commission on May 15, 1999.


Item 9.    Undertakings.

    (a)    The Registrant hereby undertakes to do the following:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to any provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for

                                      S8-5
indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on November 14, 2000. This Form S-8 has been signed below on behalf of the Company and by the following persons, which include the principal executive officer, principal financial officer, its controller or principal accounting officer, and at least a majority of the board of directors, in the following capacities and on the dates indicated:


                                   SPORTSNUTS.COM INTERNATIONAL, INC.



                                   By:/s/ KENNETH I. DENOS
                                   -------------------------------------------
                                          Kenneth I. Denos
                                          Chief Executive Officer
                                          (principal executive officer and
                                           principal financial and accounting
                                           officer)



                                      S8-6

             Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 14th of November, 2000.


Signature                             Title
/s/ Kenneth I. Denos                  Chief Executive Officer, Chairman, and
------------------------              sole Director
Kenneth I. Denos


Index and Description of Exhibits.

         Exhibit Number                      Description
         --------------                      ------------
         5.1                         Opinion of Kenneth I. Denos regarding the
                                     legality of the securities being registered
                                     hereunder.

         24.1                        Consent of Kenneth I. Denos (contained in
                                     Exhibit 5.1 above).

         24.2                        Consent of Independent Auditors, HJ &
                                     Associates, L.L.C.

         99.1                        SportsNuts.com International, Inc. 1999
                                     Stock Option Plan.(1)

         99.2                        Form of Stock Option Grant.(2)

         99.3                        Form of Exercise Notice and Agreement.(3)

----------------------------------
(1) Filed as an exhibit to the Registrant's quarterly report on Form 10-QSB, filed with the Commission on May 15, 1999.

(2) Filed as an exhibit to the Registrant's quarterly report on Form 10-QSB, filed with the Commission on May 15, 1999.

(3) Filed as an exhibit to the Registrant's quarterly report on Form 10-QSB, filed with the Commission on May 15, 1999.

                                      S8-7